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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2)     |__|
                         ===========================

                            THE BANK OF NEW YORK

               (Exact name of trustee as specified in its charter)

New York                                              13-5160382
(State of incorporation                               (I.R.S. employer
if not a U.S. national bank)                          identification no.)

One Wall Street, New York, N.Y.                       10286
(Address of principal executive offices)              (Zip code)

                         ===========================

                             DEERE & COMPANY
             (Exact name of obligor as specified in its charter)

Delaware                                              36-2382580
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification no.)

One John Deere Place                                  61265-8098
Moline, Illinois                                      (Zip code)
(Address of principal executive offices)

                         ===========================

                              Debt Securities

                     (Title of the indenture securities)

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1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:
     (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.
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             Name                                        Address
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     Superintendent of Banks of the State of    2 Rector Street, New York, N.Y.
     of the State of New York                   10006, and Albany, N.Y. 12203

     Federal Reserve Bank of New York           33 Liberty Plaza, New York, N.Y.
     New York                                   10045

     Federal Deposit Insurance Corporation      Washington, D.C.  20429

     New York Clearing House Association        New York, New York 10005


     (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None.

16.  LIST OF EXHIBITS.

     EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND
     17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE


Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of March, 1999.

                                      THE BANK OF NEW YORK

                                      By: /s/  MARY LAGUMINA
                                         --------------------------------
                                         Name:  MARY LAGUMINA
                                         Title: ASSISTANT VICE PRESIDENT

                                Exhibit 7 to Form T-1
                       Consolidatated Report of Condition of

                                THE BANK OF NEW YORK

                      of One Wall Street, New York, N.Y. 10286
                       And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                  Dollar Amounts
ASSETS                                                             in Thousands
------                                                            ---------------
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency and coin . . . . . .     $3,951,273
  Interest-bearing balances  . . . . . . . . . . . . . . . . . .      4,134,162
Securities:
  Held-to-maturity securities  . . . . . . . . . . . . . . . . .        932,468
  Available-for-sale securities  . . . . . . . . . . . . . . . .      4,279,246
Federal funds sold and Securities purchased
  under agreements to resell . . . . . . . . . . . . . . . . . .      3,161,626
Loans and lease financing receivables:
  Loans and leases, net of unearned income . . . . 37,861,802
  LESS: Allowance for loan and lease losses. . . .    619,791
  LESS: Allocated transfer risk reserve. . . . . .      3,572
  Loans and leases, net of unearned income,
    allowance, and reserve . . . . . . . . . . . . . . . . . . .     37,238,439
Trading Assets.. . . . . . . . . . . . . . . . . . . . . . . . .      1,551,556
Premises and fixed assets (including capitalized leases) . . . .        684,181
Other real estate owned. . . . . . . . . . . . . . . . . . . . .         10,404
Investments in unconsolidated  subsidiaries and associated
  companies. . . . . . . . . . . . . . . . . . . . . . . . . . .        196,032
Customers' liability to this bank on  acceptances outstanding. .        895,160
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . .      1,127,375
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . .      1,915,742
                                                                    -----------
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . .    $60,077,664
                                                                    -----------
                                                                    -----------

                                                                  Dollar Amounts
                                                                   in Thousands
                                                                  ---------------
LIABILITIES
Deposits:
  In domestic offices  . . . . . . . . . . . . . . . . . . . . .    $27,020,578
  Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . .     11,271,304
  Interest-bearing . . . . . . . . . . . . . . . . . . . . . . .     15,749,274
  In foreign offices, Edge and Agreement subsidiaries,
   and IBFs  . . . . . . . . . . . . . . . . . . . . . . . . . .     17,197,743
  Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . .        103,007
  Interest-bearing . . . . . . . . . . . . . . . . . . . . . . .     17,094,736
Federal funds purchased and Securities sold under
  agreements to repurchase . . . . . . . . . . . . . . . . . . .      1,761,170
Demand notes issued to the U.S.Treasury. . . . . . . . . . . . .        125,423
Trading liabilities. . . . . . . . . . . . . . . . . . . . . . .      1,625,632
Other borrowed money:
  With remaining maturity of one year or less  . . . . . . . . .      1,903,700
  With remaining maturity of more than one year
    through three years. . . . . . . . . . . . . . . . . . . . .              0
  With remaining maturity of more than three years . . . . . . .         31,639
Bank's liability on acceptances executed and outstanding . . . .        900,390
Subordinated notes and debentures. . . . . . . . . . . . . . . .      1,308,000
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . .      2,708,852
                                                                    -----------
Total liabilities. . . . . . . . . . . . . . . . . . . . . . . .     54,583,127
                                                                    -----------
                                                                    -----------
EQUITY CAPITAL
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . .      1,135,284
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        764,443
Undivided profits and capital reserves . . . . . . . . . . . . .      3,542,168
Net unrealized holding gains (losses) on
  on available-for-sale securities . . . . . . . . . . . . . . .         82,367
Cumulative foreign currency translation adjustments  . . . . . .        (29,725)
                                                                    -----------
Total equity capital . . . . . . . . . . . . . . . . . . . . . .      5,494,537
                                                                    -----------
Total liabilities and equity capital . . . . . . . . . . . . . .    $60,077,664
                                                                    -----------
                                                                    -----------

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


                    ----
Thomas A. Reyni         |
Gerald L. Hassell       |      Directors
Alan R. Griffith        |
                    ----